       As filed with the Securities and Exchange Commission on November 3, 1997
                                        Registration No. 333-38447
                                        Registration No. 333-38447-01

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                Amendment No. 1
                                      to
                                   Form S-4
             Registration Statement under the Securities Act of 1933

                                ---------------

  PROGRESS FINANCIAL CORPORATION                   PROGRESS CAPITAL TRUST I
(Exact name of Registrant as specified   (Exact name of Registrant as specified
         in its charter)                            in its trust agreement)

          Delaware                                        Delaware
 (State or other jurisdiction of           (State or other jurisdiction of
  incorporation or organization)             incorporation or organization)
         ----------                                      ----------
           6712                                             6719
 (Primary Standard Industrial                  (Primary Standard Industrial
  Classification Code Number)                   Classification Code Number)

        23-2413363                                        23-2905945
     (I.R.S. Employer                                  (I.R.S. Employer
    Identification No.)                                 Identification No.)

                                ---------------

                              Four Sentry Parkway
                                   Suite 200
                     Blue Bell, Pennsylvania 19422-2311
                                (610) 825-8800
    (Address, including zip code, and telephone number, including area code, of Registrants' principal executive offices)

                                ---------------

                                 W. Kirk Wycoff
               Chairman, President and Chief Executive Officer
                           Progress Financial Corporation
                                Four Sentry Parkway
                                   Suite 200
                        Blue Bell, Pennsylvania 19422-2311
                                 (610) 825-8800
    (Name, address, including zip code, and telephone number, including area code, of agents for service)

                                ---------------

                                  Copies to:

    Raymond A. Tiernan, Esq.                          John R. Hall, Esq.
     Jeffrey D. Haas, Esq.                        Muldoon, Murphy & Faucette
Elias, Matz, Tiernan & Herrick L.L.P.             5101 Wisconsin Avenue, N.W.
     734 15th Street, N.W.                          Washington, D.C. 20016
    Washington, D.C. 20005

                                ---------------

          Approximate Date of Commencement of Proposed Sale to the Public:
    As soon as practicable after this Registration Statement becomes effective.

    If any of the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

    The Registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

===============================================================================

                                    PART II

                 INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES


Exhibit
  No.                                Description
-------                              -----------
   4.1 Indenture of the Corporation relating to the Junior Subordinated Debentures*

   4.2   Form of Certificate of New Junior Subordinated Debenture*

   4.3   Certificate of Trust of Progress Capital Trust I*

   4.4   Amended and Restated Declaration of Trust of Progress Capital Trust I*

   4.5   Form of New Capital Security Certificate for Progress Capital Trust I*

   4.6 Form of New Guarantee of the Corporation relating to the New Capital Securities*

   4.7    Registration Rights Agreement*

   5.1 Opinion and consent of Elias, Matz, Tiernan & Herrick L.L.P. as to legality of the New Junior Subordinated Debentures and the New Guarantee to be issued by the Corporation

   5.2 Opinion and consent of Richards, Layton & Finger, P.A., as to the validity of the New Capital Securities to be issued by Progress Capital Trust I

   8 Opinion of Elias, Matz, Tiernan & Herrick L.L.P. as to certain federal income tax matters

  12.1 Computation of ratio of earnings to fixed charges (excluding interest on deposits)*

  12.2 Computation of ratio of earnings to fixed charges (including interest on deposits)*

  23.1    Consent of Coopers & Lybrand L.L.P.*

  23.2    Consent of Elias, Matz, Tiernan & Herrick L.L.P. (included in
          Exhibit 5.1)

  23.2    Consent of Richards, Layton & Finger, P.A., (included in Exhibit 5.2)

  24 Power of Attorney of certain officers and directors of the Corporation (located on the signature page hereto)*

  25.1 Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Indenture*

  25.2 Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Declaration of Trust of Progress Capital Trust I*

  25.3 Form T-1 Statement of Eligibility of The Bank of New York under the New Guarantee for the benefit of the holders of New Capital Securities of Progress Capital Trust I*

  99.1    Form of Letter of Transmittal*

  99.2  Form of Notice of Guaranteed Delivery*

------------------------

*   Previously filed.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, Progress Financial Corporation certifies that it has reasonable grounds that it meets all of the requirements for filing on Form S-4 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Whitpain, Commonwealth of Pennsylvania on the 3rd day of November 1997.

                             PROGRESS FINANCIAL CORPORATION

                             BY: /s/ W. Kirk Wycoff
                                 -----------------------------------------
                                 W. Kirk Wycoff
                                 Chairman, President and Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



/s/ W. KIRK WYCOFF                                    Date: November 3, 1997
------------------------------
W. Kirk Wycoff
Chairman, President and Chief Executive
 Officer (principal executive officer)


/s/ FREDERICK E. SCHEA                                Date: November 3, 1997
------------------------------
Frederick E. Schea
Senior Vice President and
 Chief Financial Officer
 (principal financial and
 accounting officer)


/s/ WILLIAM O. DAGGETT, JR.*                          Date: November 3, 1997
------------------------------
William O. Daggett, Jr.*
Director


/s/ JOSEPH R. KLINGER*                                Date: November 3, 1997
------------------------------
Joseph R. Klinger*
Director

/s/ JOHN E. F. CORSON*                                Date: November 3, 1997
------------------------------
John E. F. Corson*
Director


/s/ DONALD F. U. GOEBERT*                             Date: November 3, 1997
------------------------------
Donald F. U. Goebert*
Director


/s/ PAUL M LANOCE*                                    Date: November 3, 1997
------------------------------
Paul M. LaNoce
Director


/s/ WILLIAM L. MUELLER*                               Date: November 3, 1997
------------------------------
William L. Mueller*
Director

/s/ CHARLES J. TORNETTA*                              Date: November 3, 1997
------------------------------
Charles J. Tornetta*
Director


/s/ JANET E. PAROO*                                   Date: November 3, 1997
------------------------------
Janet E. Paroo*
Director


/s/ H. WAYNE GRIEST*                                  Date: November 3, 1997
------------------------------
H. Wayne Griest*
Director


/s/ A. JOHN MAY, III*                                 Date: November 3, 1997
------------------------------
A. John May, III
Director


------------------------

*   By W. Kirk Wycoff, attorney-in-fact.

    Pursuant to the requirements of the Securities Act of 1933, Progress Capital Trust I certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-4 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Whitpain, Commonwealth of Pennsylvania, on the 3rd day of November 1997.

                                       PROGRESS CAPITAL TRUST I


                                       By: /s/ W. Kirk Wycoff
                                           --------------------------
                                           W. Kirk Wycoff
                                           Administrative Trustee


                                       By: /s/ Frederick E. Schea
                                           --------------------------
                                           Frederick E. Schea
                                           Administrative Trustee


                                       By: /s/ Eric J. Morgan
                                           --------------------------
                                           Eric J. Morgan
                                           Administrative Trustee

                                 EXHIBIT INDEX

EXHIBIT
  NO.                                DESCRIPTION
-------                              -----------
   4.1 Indenture of the Corporation relating to the Junior Subordinated Debentures*

   4.2   Form of Certificate of New Junior Subordinated Debenture*

   4.3   Certificate of Trust of Progress Capital Trust I*

   4.4   Amended and Restated Declaration of Trust of Progress Capital Trust I*

   4.5   Form of New Capital Security Certificate for Progress Capital Trust I*

   4.6 Form of New Guarantee of the Corporation relating to the New Capital Securities*

   4.7   Registration Rights Agreement*

   5.1 Opinion and consent of Elias, Matz, Tiernan & Herrick L.L.P. as to legality of the New Junior Subordinated Debentures and the New Guarantee to be issued by the Corporation

   5.2 Opinion and consent of Richards, Layton & Finger, P.A., as to validly of the New Capital Securities to be issued by Progress Capital Trust I

   8 Opinion of Elias, Matz, Tiernan & Herrick L.L.P. as to certain federal income tax matters

  12.1 Computation of ratio of earnings to fixed charges (excluding interest on deposits)*

  12.2 Computation of ratio of earnings to fixed charges (including interest on deposits)*

  23.1   Consent of Coopers & Lybrand L.L.P.*

  23.2   Consent of Elias, Matz, Tiernan & Herrick L.L.P. (included in
         Exhibit 5.1)

  23.3   Consent of Richards, Layton & Finger, P.A., (included in Exhibit 5.2)

  24 Power of Attorney of certain officers and directors of the Corporation (located on the signature page hereto)*

  25.1 Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Indenture*

  25.2 Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Declaration of Trust of Progress Capital Trust I*

  25.3 Form T-1 Statement of Eligibility of The Bank of New York under the New Guarantee for the benefit of the holders of New Capital Securities of Progress Capital Trust I*

  99.1   Form of Letter of Transmittal*

  99.2   Form of Notice of Guaranteed Delivery*


------------------------

*   Previously filed.